Exhibit 10.18

Restricted Stock Grant No.: __

INTREPID POTASH, INC.

2008 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

The Board of Directors of Intrepid Potash, Inc., a Delaware corporation (the “Company”), has granted shares of Restricted Stock issued under the Intrepid Potash, Inc. 2008 Equity Incentive Plan (the “Plan”) to the Grantee named below. This Restricted Stock Agreement (the “Agreement”) evidences the terms of that grant of Restricted Stock.

I. NOTICE OF GRANT

Name of Grantee:

Number of Shares of Restricted Stock Granted:

Grant Date:

Vesting Schedule: Except as provided otherwise in this Agreement or the Plan, subject to Grantee’s continuous Service, the Restricted Stock shall vest and the restrictions set forth in Section 2 of this Agreement shall lapse as follows:

Service Vesting Date	Percentage of Shares that Vest	Number of Shares that Vest

II. RESTRICTED STOCK AGREEMENT

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Company granted to Grantee the number of shares of Restricted Stock set forth in the Notice of Grant, effective on the Grant Date set forth in the Notice of Grant, and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan.

INTREPID POTASH, INC. RESTRICTED STOCK AGREEMENT

2. Forfeiture Restrictions. Grantee shall not sell, transfer, assign, pledge or otherwise encumber or dispose of, by operation of law or otherwise, the Restricted Stock for the period commencing on the Grant Date and ending on the dates described in the Vesting Schedule set forth in the Notice of Grant (the “Restriction Period”). To enforce the restrictions set forth in this Paragraph 2, shares of Restricted Stock may be held in electronic or other book form in an account by the Company’s transfer agent or other designee until the restrictions set forth in Paragraph 2 have lapsed with respect to such shares, or until this Agreement no longer is in effect. In the event the Committee elects not to hold the shares in electronic or other book form, the Restricted Stock shall be evidenced by the issuance of share certificates in the name of Grantee with appropriate restrictive legends regarding restrictions on transfer and compliance with securities law requirements, as determined by the Committee. Any such certificates shall be held in the custody of the Company until the restrictions set forth in this Paragraph 2 have lapsed with respect to the shares covered thereby, or until this Agreement is no longer in effect.

3. Vesting; Lapse of Restrictions. Except as provided otherwise in this Agreement and the Plan, if Grantee has been in continuous Service since the Grant Date, the Restricted Stock shall vest as set forth on the Vesting Schedule in the Notice of Grant. Upon vesting, the restrictions in Paragraph 2 shall lapse and Grantee may transfer the shares of Stock in accordance with applicable securities law requirements and the Company’s policies and procedures.

4. Termination of Service; Forfeiture. Except as provided otherwise in this Agreement or the Plan, upon the termination of Grantee’s Service, any shares of Restricted Stock held by Grantee that have not vested in accordance with Paragraph 3 shall immediately be forfeited. Upon forfeiture of the shares of Restricted Stock, Grantee shall have no further rights with respect to such shares, including but not limited to any right to vote the shares or any right to receive dividends.

5. Leave of Absence. For purposes of this grant of Restricted Stock, Service does not terminate when Grantee goes on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, Service will be treated as terminating 90 days after Grantee went on the approved leave, unless Grantee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends unless Grantee immediately returns to active Service. The Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.

6. Dividends. During the Restriction Period, regular cash dividends declared and paid with respect to shares of Restricted Stock shall be withheld by the Company and delivered to Grantee at the same time that the related Restricted Stock vests. If shares of Restricted Stock are forfeited pursuant to Paragraph 4, the related dividends shall be forfeited at the same time. Grantee shall not be entitled to receive any special or extraordinary cash dividends or distributions during the Restriction Period. All shares distributed to Grantee, if any, with respect to shares of Restricted Stock as a result of any split, stock dividend, combination of shares of stock, or other similar transaction shall be subject to the same restrictions during the Restriction Period as the related shares of Restricted Stock.

7. Tax Withholding. The Company or any Affiliate shall have the right to deduct from payments of any kind otherwise due to Grantee, any federal, state, local or foreign taxes of

INTREPID POTASH, INC. RESTRICTED STOCK AGREEMENT

any kind required by law to be withheld upon the issuance, vesting or payment of any shares of Stock or dividends. Subject to the prior approval of the Committee, which may be withheld by the Committee, in its sole discretion, Grantee may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold shares of Stock otherwise issuable to Grantee or (ii) by delivering to the Company shares of Stock already owned by Grantee. The shares delivered or withheld shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations. The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements. Any election to withhold shares shall be irrevocable, made in writing, signed by Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

8. Effect of Prohibited Transfer. If any transfer of shares is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration, such shares from the owner thereof or his transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available. The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

9. Market Stand-Off Agreement. In connection with the initial public offering of shares of Common Stock of the Company (the “IPO”), Grantee agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without prior written consent of the Company or its underwriters, for such period of time after the effective date of the IPO registration statement under the Securities Act as may be requested by the Company or the underwriters (not to exceed 180 days in length).

10. Investment Representations. The Committee may require Grantee (or Grantee’s estate or heirs) to represent and warrant in writing that the individual is acquiring the shares of Stock for investment and without any present intention to sell or distribute such shares and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

11. No Right to Continued Service. Neither the grant of shares of Restricted Stock nor this Agreement gives Grantee the right to continue Service with the Company or its Affiliates in any capacity. The Company and its Affiliates reserve the right to terminate Grantee’s Service at any time and for any reason not prohibited by law.

12. Covenants. Grantee expressly covenants and agrees (a) not to divulge to others or use for Grantee’s own benefit any confidential information obtained during Grantee’s Service relating to the business and operations of the Company or any of its Affiliates; and (b) during

INTREPID POTASH, INC. RESTRICTED STOCK AGREEMENT

and for twelve (12) months after Grantee’s Service, not to solicit or otherwise induce, directly or indirectly, any current employee of the Company or any of its Affiliates to leave employment in order to work for any other person or entity.

13. Governing Law. The validity and construction of this Agreement and the Plan shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and this Agreement to the substantive laws of any other jurisdiction.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15. Tax Treatment; Section 83(b); Section 409A. Grantee may incur tax liability as a result of the vesting of shares of Restricted Stock and payment of dividends or the disposition of shares of Stock. Grantee should consult his or her own tax adviser for tax advice.

Grantee hereby acknowledges that Grantee has been informed that he or she may file with the Internal Revenue Service, within 30 days of the Grant Date, an irrevocable election pursuant to Section 83(b) of the Code to be taxed as of the Grant Date on the amount by which the Fair Market Value of the Restricted Stock on that date exceeds the amount paid for the Stock, if any. If Grantee chooses to file an election under Section 83(b) of the Code, Grantee hereby agrees to promptly deliver a copy of any such election to the Chief Financial Officer of the Company (or his designee).

Grantee acknowledges that the Committee, in the exercise of its sole discretion and without Grantee’s consent, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to satisfy the requirements of Section 409A of the Code. The Company will provide Grantee with notice of any such amendment or modification.

16. Amendment. The terms and conditions set forth in this Agreement may only be amended by the written consent of the Company and Grantee, except to the extent set forth in Section 14 regarding Section 409A of the Code and any other provision set forth in the Plan.

17. 2008 Equity Incentive Plan. The shares of Restricted Stock and payment of dividends granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been provided to Grantee.

INTREPID POTASH, INC.

By:
James N. Whyte
Executive Vice President of Human
Resources and Risk Management

INTREPID POTASH, INC. RESTRICTED STOCK AGREEMENT

Date:

[Grantee Signature Page Follows]

INTREPID POTASH, INC. RESTRICTED STOCK AGREEMENT

ACKNOWLEDGMENT AND AGREEMENT

Grantee acknowledges receipt of this Agreement and agrees to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is attached. Grantee acknowledges that Grantee has carefully reviewed the Plan, and agrees that the Plan will control in the event that any provision in this Agreement is in conflict with the Plan. To accept this Agreement and the shares of Restricted Stock evidenced thereunder, Grantee must sign and date this signature page and return it to the Company no later than __________.

GRANTEE

Signature
Print Name:
Date:

Attachments:

2008 Equity Incentive Plan

Form S-8 Prospectus

INTREPID POTASH, INC. RESTRICTED STOCK AGREEMENT